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                              CUSTODIAN AGREEMENT

   AGREEMENT made as of this 25th day of June, 2007, among Green Century Funds, a Massachusetts business trust (the "Trust") which consists of separate portfolios of shares set forth on Exhibit A attached hereto, Green Century Capital Management, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts ("GCCM"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

   The Trust, an open-end management investment company on behalf of the portfolios listed on Appendix A hereto (as such Appendix A may be amended from time to time) (each a "Portfolio" and collectively, the "Portfolios"), desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank has at least the minimum qualifications required by
Section 17(f)(1) of the Investment Company Act of 1940 (the "1940 Act") to act as custodian of the portfolio securities and cash of the Trust, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

   NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

   1. Bank Appointed Custodian. The Trust hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth. For the services rendered pursuant to this Agreement GCCM agrees to pay to the Bank fees as listed on Appendix D hereto (as such Appendix D may be amended from time to time although no earlier than the conclusion of the "Initial Term" or subsequent a "Renewal Term" as defined in
Section 16 of this Agreement) and upon the agreement of the Trust, GCCM and the Bank.

   2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

   2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Trust or one of the Trust's Portfolios as designated by an Officer of the Trust by appropriate resolution of its Board, and set forth in a certificate as required by Section 4 hereof.

   2.2 Board. Board will mean the Board of Trustees of the Trust.

   2.3 Book-Entry Paper. Book-Entry Paper shall mean any commercial paper held by the Bank in book-entry form.

   2.4 Book-Entry System. Book-Entry System shall mean the Federal Reserve-Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

   2.5 Depository. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under
Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository

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under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

   2.6 Issuers. Issuers shall mean any entity which issues commercial paper with whom the Bank has entered into a book-entry agreement.

   2.7 Officers' Certificate. Officers' Certificate will mean, unless otherwise indicated, any request, direction, instruction, or certification in writing signed by any Officer of the Trust.

   2.8 Portfolio Security. Portfolio Security will mean any security owned by the Trust.

   2.9 Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person, such instructions to be given in such form and manner as the Bank and the Trust shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initialed by an Authorized Person. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by an Authorized Person. The Trust shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirming instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Trust. The Trust shall be responsible, at GCCM's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act, the Trust shall give the Bank specific Proper Instructions as to the action required. Upon receipt by the Bank of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Trust, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and the Bank agree in writing that such procedures afford adequate safeguards for the Trust's assets.

   2.10 Security. The term security as used herein will have the same meaning assigned to such term in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

   3. Separate Accounts. If the Trust has more than one series or portfolio, the Bank will segregate the assets of each series or portfolio to which this Agreement relates into a separate account for each such series or portfolio containing the assets of such series or portfolio (and all investment earnings thereon). Unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Trust shall be deemed to refer to the Trust acting on behalf of one or more of its series, any reference in this Agreement to any assets of the Trust, including, without limitation, any portfolio securities and cash and earnings thereon, shall be deemed to refer only to assets of the applicable

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Portfolio, any duty or obligation of the Bank hereunder to the Trust shall be deemed to refer to duties and obligations with respect to such individual series and any obligation or liability of the Trust hereunder shall be binding only with respect to such individual Portfolio, and shall be discharged only out of the assets of such Portfolio.

   4. Certification as to Authorized Persons. An Officer of the Trust will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the members of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), an Officer of the Trust will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Trust which has been signed by an Officer named in the most recent certification received by the Bank.

   5. Custody of Cash. As custodian for the Trust, the Bank will open and maintain a separate account or accounts in the name of the Trust or in the name of the Bank, as Custodian of the Trust, and will deposit to the account of the Trust all of the cash of the Trust, except for cash held by a subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Pursuant to the Bank's internal policies regarding the management of cash accounts, the Bank may segregate certain portions of the cash of the Trust into a separate savings deposit account upon which the Bank reserves the right to require seven (7) days notice prior to withdrawal of cash from such an account. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of common stock of the Trust, notification from the Trust's transfer agent as provided in
Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Trust, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

   5.1 Purchase of Securities. Upon the purchase of securities for the Trust, against contemporaneous receipt of such securities by the Bank or against delivery of such securities to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in which the transaction occurs registered in the name of the Trust or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of
Section 6 below, each payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper (as that term is defined in Section 6.6 hereof)) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

   5.2 Redemptions. In such amount as may be necessary for the repurchase or redemption of common shares of the Trust offered for repurchase or redemption in accordance with Section 7 of this Agreement.

   5.3 Distributions and Expenses of the Trust. For the payment on the account of the Trust of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, brokerage costs and other capital expenses, management or supervisory fees, distribution fees, or extraordinary expenses of the Trust.

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   5.4 Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Trust held by or to be delivered to the Bank.

   5.5 Repayment of Loans. To repay loans, if any, of money made to the Trust, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan;

   5.6 Repayment of Cash. To repay the cash, if any, delivered to the Trust for the purpose of collateralizing the obligation to return to the Trust certificates borrowed from the Trust representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

   5.7 Foreign Exchange Transactions.

       (a) For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery (collectively, "Foreign Exchange Agreements")which may be entered into by the Bank on behalf of the Trust upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Trust deals or for their failure to comply with the terms of any contract or option.

       (b) In order to secure any payments in connection with Foreign Exchange Agreements which may be entered into by the Bank pursuant to Proper Instructions, the Trust agrees that the Bank shall have a continuing lien and security interest, to the extent of any payment due under any Foreign Exchange Agreement, in and to any property at any time held by the Bank for the Trust's benefit or in which the Trust has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Trust authorizes the Bank, in the Bank's sole discretion, at any time to charge any such payment due under any Foreign Exchange Agreement against any balance of account standing to the credit of the Trust on the Bank's books.

   5.8 Other Authorized Payments. For other authorized transactions of the Trust, or other obligations of the Trust incurred for proper Trust purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by an Officer of the Trust, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Trust, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper purpose of the Trust.

   5.9 Termination: Upon the termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

   6. Securities.

   6.1 Segregation and Registration. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Sections 14.2 or 14.3 hereof, the Bank as custodian will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may

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now or hereafter be delivered to it by or for the account of the Trust. All such Portfolio Securities will be held or disposed of by the Bank for and subject at all times to, the instructions of the Trust pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state.

   The Trust will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Trust.

   6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials delivered to the Bank with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted.

   6.3 Corporate Action. If at any time the Bank is notified that an issuer of any Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of a Portfolio Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization, reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a "Response"), the Bank shall notify the Trust or its designee as authorized by an Officers' Certificate promptly of the Corporate Action, the Response required in connection with the Corporate Action and the Bank's deadline for receipt from the Trust of Proper Instructions regarding the Response (the "Response Deadline"). The Bank may, upon request, forward to the Trust or its designee as authorized by an Officers' Certificate via telecopier and/or overnight courier all notices, information statements or other materials relating to the Corporate Action after receipt of such materials by the Bank.

       (a) The Bank shall act upon a required Response only after receipt by the Bank of Proper Instructions from the Trust or its designee as authorized by an Officers' Certificate no later than 5:00 p.m. Eastern Standard Time ("EST") on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all necessary Securities, consents and other materials no later than 5:00 p.m. EST on the date specified as the Response Deadline.

       (b) The Bank shall have no duty to act upon a required Response if Proper Instructions relating to such Response and all necessary Securities, consents and other materials are not received by and in the possession of the Bank no later than 5:00 p.m. EST on the date specified as the Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary Securities, consents or other materials are received by the Bank after 5:00 p.m. EST on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any undertaking by the Bank to use its best efforts in such circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

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       (c) In the event that the Trust or its designee as authorized by an
Officers' Certificate notifies the Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the Response Deadline shall be 48 hours prior to the Response expiration time set by the depository processing such Corporate Action.

       (d) Section 14.3(e) of this Agreement shall govern any Corporate Action involving Foreign Portfolio Securities held by an Eligible Foreign Custodian (as defined below).

       (e) The Bank provides the ability for the Trust or its designee as authorized by an Officers' Certificate to respond to Corporate Actions through electronic means using either (i) the Bank's InvestCaps function or
(ii) appropriate SWIFT messaging. In the event the Trust or its agent provides a Corporate Action Response other than by the aforementioned electronic means, the Bank shall not be responsible for any delay or failure to process such Response in a timely manner. In addition, the Bank may assess additional processing fees to cover the cost of manually processing Corporate Actions Responses provided to the Bank other than by the aforementioned electronic means.

   6.4 Book-Entry System.

       (a) The Bank may keep Portfolio Securities in the Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

       (b) The records of the Bank (and any such agent) with respect to the Trust's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry the Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Trust. Where securities are transferred to the Trust's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Trust a quantity of securities in a fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

       (c) The Bank (or its agent) shall pay for securities purchased for the account of the Trust or shall pay cash collateral against the return of Portfolio Securities loaned by the Trust upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Trust. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Trust upon

          (i) receipt of advice from the Book-Entry System that payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Trust has been transferred to the Account; and

          (ii) the making of an entry on the records of the Bank (or its agent) to reflect such transfer and payment for the account of the Trust. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Trust shall identify the Trust, be maintained for the Trust by the Bank and shall be provided to the Trust at its request. The Bank shall send the Trust a confirmation, as defined by Rule 17f-4 of the 1940 Act, of any transfers to or from the account of the Trust;

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       (d) The Bank will promptly provide the Trust with any report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

   6.5 Use of a Depository.

       (a) The Bank may use a Depository to hold, receive, exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Trust all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

       (b) Registration of Portfolio Securities may be made in the name of any nominee or nominees used by such Depository;

       (c) Payment for securities purchased and sold may be made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Trust and the Trust shall pay cash collateral against the return of Portfolio Securities loaned by the Trust only upon delivery of the Securities to or for the account of the Trust; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment therefor or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Trust; and

       (d) The Bank shall use its best efforts to provide that:

          (i) The Depository obtains replacement of any certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

          (ii) Proxy materials received by a Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Trust;

          (iii) Such Depository promptly forwards to the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Trust's account;

          (iv) Such Depository prepares and delivers to the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Trust to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

          (v) Such Depository delivers to the Bank all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Trust may reasonably request in order to verify the Portfolio Securities held by such Depository.

   6.6 Use of Book-Entry System for Commercial Paper. In maintaining procedures for Book-Entry Paper, the Bank agrees that:

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       (a) The Bank will maintain all Book-Entry Paper held by the Trust in an account of the Bank that includes only assets held by it for customers;

       (b) The records of the Bank with respect to the Trust's purchase of Book-Entry Paper through the Bank will identify, by book-entry, commercial paper belonging to the Trust which is included in the Book-Entry System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Trust;

       (c) The Bank shall pay for Book-Entry Paper purchased for the account of the Trust upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book-Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Trust;

       (d) The Bank shall cancel such Book-Entry Paper obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Trust, and (ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Trust; and

       (e) The Bank will send to the Trust such reports on its system of internal accounting control with respect to the Book-Entry Paper as the Trust may reasonably request from time to time.

   6.7 Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Portfolio Securities are identified on the books of the Bank as belonging to the Trust and that the books of the Bank identify the European Branch holding such Portfolio Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.8, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Trust.

   6.8 Options and Futures Transactions.

       (a) Puts and Calls Traded on Securities Exchanges, NASDAQ or Over-the-Counter.

          (i) The Bank shall take action as to put options ("puts") and call options ("calls") purchased or sold (written) by the Trust regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among the Bank, any broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Trust, relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

          (ii) Unless another agreement requires it to do so, the Bank shall be under no duty or obligation to see that the Trust has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Trust. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Trust, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.10 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to:
(i) periodically check or notify the Trust that the amount of such collateral held by a

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broker or held in a Segregated Account is sufficient to protect such broker or the Trust against any loss; (ii) effect the return of any collateral delivered to a broker; or (iii) advise the Trust that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Trust.

       (b) Puts, Calls and Futures Traded on Commodities Exchanges

          (i) The Bank shall take action as to puts, calls and futures contracts ("Futures") purchased or sold by the Trust in accordance with the provisions of any agreement entered into upon the receipt of Proper Instructions among the Trust, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Trust.

          (ii) The responsibilities of the Bank as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(ii) of this Section 6.9 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

   6.9 Segregated Account. The Bank shall establish and maintain a Segregated Account or Accounts for and on behalf of the Trust.

       (a) Cash and/or Portfolio Securities may be transferred into a Segregated Account upon receipt of Proper Instructions in the following circumstances:

          (i) in accordance with the provisions of any agreement among the Trust, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Trust;

          (ii) for the purpose of segregating cash or securities in connection with options purchased or written by the Trust or commodity futures purchased or written by the Trust;

          (iii) for the deposit of liquid assets, such as cash, U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Trust's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Trust's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

          (iv) for the purposes of compliance by the Trust with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

          (v) for other proper purposes of the Trust, but only, in the case of this clause (v), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the executive committee of the Board signed by an officer of the Trust and certified by the a second

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Officer of the Trust, setting forth the purpose or purposes of such Segregated
Account and declaring such purposes to be proper purposes of the Trust.

       (b) Cash and/or Portfolio Securities may be withdrawn from a Segregated Account pursuant to Proper Instructions in the following circumstances:

          (i) with respect to assets deposited in accordance with the provisions of any agreements referenced in (a)(i) or (a)(ii) above, in accordance with the provisions of such agreements;

          (ii) with respect to assets deposited pursuant to (a)(iii) or (a)(iv) above, for sale or delivery to meet the Trust's obligations under outstanding forward commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

          (iii) for exchange for other liquid assets of equal or greater value deposited in the Segregated Account;

          (iv) to the extent that the Trust's outstanding forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Trust's obligations thereunder are met from assets of the Trust other than those in the Segregated Account;

          (v) for delivery upon settlement of a forward commitment or when-issued agreement for the sale of Portfolio Securities; or

          (vi) with respect to assets deposited pursuant to (a)(v) above, in accordance with the purposes of such account as set forth in Proper Instructions.

   6.10 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Trust of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Trust appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Trust and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Trust.

   6.11 Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that any such transfer, exchange, delivery or release under this Section shall be made only upon receipt of Proper Instructions. The Proper Instructions shall state that such transfer, exchange or delivery is for a purpose permitted under the terms of this
Section 6.11, and shall specify the applicable subsection, or describe the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection. After receipt of such Proper Instructions, the Bank will transfer, exchange, deliver or release Portfolio Securities only in the following circumstances:

       (a) Upon sales of Portfolio Securities for the account of the Trust, against contemporaneous receipt by the Bank of payment therefor in full, or against payment to the Bank in accordance with generally accepted settlement practices and customs in the jurisdiction or market in

                                                                  November 2006
which the transaction occurs, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

       (b) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided, however, that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

       (c) Upon conversion of Portfolio Securities pursuant to their terms into other securities;

       (d) For the purpose of redeeming in-kind shares of the Trust upon authorization from the Trust;

       (e) In the case of option contracts owned by the Trust, for presentation to the endorsing broker;

       (f) When such Portfolio Securities are called, redeemed or retired or otherwise become payable;

       (g) For the purpose of effectuating the pledge of Portfolio Securities held by the Bank in order to collateralize loans, if any, made to the Trust by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Trust of the moneys borrowed, provided further, however, that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, Portfolio Securities may be released for that purpose without any such payment. In the event that any pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Trust from the lender in accordance with the normal procedures of the lender and any loan agreement between the Trust and the lender that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

       (h) for the purpose of releasing certificates representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

       (i) for the purpose of delivering securities lent by the Trust to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Trust and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Trust;

       (j) for the purpose of removing Portfolio Securities deemed to be worthless so as to remove such Portfolio Securities from the Trust, and the Trust hereby agrees that in any such event it

                                                                  November 2006
shall relinquish any and all ownership rights or entitlements to the designated Portfolio Securities or any future value thereof, to the Bank;

       (k) for other authorized transactions of the Trust or for other proper purposes of the Trust; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Trust (other than the officer certifying such resolution) and certified by another Officer of the Trust, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Trust or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

       (l) upon termination of this Agreement as hereinafter set forth pursuant to Section 8 and Section 16 of this Agreement.

   As to any deliveries made by the Bank pursuant to this Section 6.11, securities or cash receivable in exchange therefor shall be delivered to the Bank.

   7. Redemptions. In the case of payment of assets of the Trust held by the Bank in connection with redemptions and repurchases by the Trust of outstanding common shares, the Bank will rely on notification by the Trust's transfer agent of receipt of a request for redemption and certificates, if issued, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles of Incorporation or Declaration of Trust and By-laws of the Trust (the "Articles"), from assets available for said purpose.

   8. Merger, Dissolution, etc. of the Trust. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Trust into or the consolidation of the Trust with another investment company, the sale by the Trust of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust and distribution of its assets, upon the payment of the fees, disbursements and expenses of the Bank through the end of the then current month, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Trust set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of all such fees, disbursements and expenses of the Bank, this Agreement will terminate and the Bank shall be released from any and all obligations hereunder.

   9. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives Proper Instructions to the contrary, the Bank will take the following actions without prior authorization or instruction of the Trust or the transfer agent:

   9.1 Endorse for collection and collect on behalf of and in the name of the Trust all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Trust and hold for the account of the Trust all income, dividends, interest and other payments or distributions of cash with respect to the Portfolio Securities held thereunder;

   9.2 Present for payment all coupons and other income items held by it for the account of the Trust which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Trust;

   9.3 Receive and hold for the account of the Trust all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization,

                                                                  November 2006
merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder.

   9.4 Execute as agent on behalf of the Trust all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Trust's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

   9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Trust; and

   9.6 Exchange interim receipts or temporary securities for definitive securities.

   10. Collections and Defaults. The Bank will use reasonable efforts to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Trust notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Trust in writing of any default or refusal to pay within two business days from the day on which it receives knowledge of such default or refusal.

   11. Maintenance of Records and Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Trust and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

   The Bank shall perform fund accounting and shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Trust.

   The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

   12. Trust Evaluation and Yield Calculation

   12.1 Trust Evaluation. The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of regular trading on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other days, or hours, if any, as may be authorized by the Board, the net asset value and the public offering price of a share of capital stock of each Portfolio, such determination to be made in accordance with the provisions of the Articles and By-laws of the Trust and the Prospectus and Statement of Additional Information relating to each Portfolio, as they may from time to time be amended, and any applicable resolutions of the Board at the time in

                                                                  November 2006
force and applicable; and promptly to notify the Trust, the proper exchange and the NASD or such other persons as the Trust may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of each Portfolio and in respect of liabilities of each Portfolio not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and
(v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to (iii) or (iv) above.

   12.2. Yield Calculation. The Bank will compute the performance results of each Portfolio (the "Yield Calculation") in accordance with the provisions of Release No. 33-6753 and Release No. IC-16245 (February 2, 1988) (the "Releases") promulgated by the Securities and Exchange Commission, and any subsequent amendments to, published interpretations of or general conventions accepted by the staff of the Securities and Exchange Commission with respect to such releases or the subject matter thereof ("Subsequent Staff Positions"), subject to the terms set forth below:

       (a) The Bank shall compute the Yield Calculation for each Portfolio for the stated periods of time as shall be mutually agreed upon, and communicate in a timely manner the result of such computation to the Trust.

       (b) In performing the Yield Calculation, the Bank will derive the items of data necessary for the computation from the records it generates and maintains for each Portfolio pursuant Section 11 hereof. The Bank shall have no responsibility to review, confirm, or otherwise assume any duty or liability with respect to the accuracy or correctness of any such data supplied to it by the Trust, any of the Trust's designated agents or any of the Trust's designated third party providers.

       (c) At the request of the Bank, the Trust shall provide, and the Bank shall be entitled to rely on, written standards and guidelines to be followed by the Bank in interpreting and applying the computation methods set forth in the Releases or any Subsequent Staff Positions as they specifically apply to the Trust. In the event that the computation methods in the Releases or the Subsequent Staff Positions or the application to the Trust of a standard or guideline is not free from doubt or in the event there is any question of interpretation as to the characterization of a particular security or any aspect of a security or a payment with respect thereto (e.g., original issue discount, participating debt security, income or return of capital, etc.) or otherwise or as to any other element of the computation which is pertinent to the Trust, the Trust or its designated agent shall have the full responsibility for making the determination of how the security or payment is to be treated for purposes of the computation and how the computation is to be made and shall inform the Bank thereof on a timely basis. The Bank shall have no responsibility to make independent determinations with respect to any item which is covered by this Section, and shall not be responsible for its computations made in accordance with such determinations so long as such computations are mathematically correct.

       (d) The Trust shall keep the Bank informed of all publicly available information and of any non-public advice, or information obtained by the Trust from its independent auditors or by its personnel or the personnel of its investment adviser, or Subsequent Staff Positions related to the computations to be undertaken by the Bank pursuant to this Agreement and the Bank shall not be deemed to have knowledge of such information (except as contained in the Releases) unless it has been furnished to the Bank in writing.

                                                                  November 2006

   13. Additional Services. The Trust or GCCM may, at any time and from time to time, propose in writing that the Bank perform duties or services that are outside of the scope of the services then specifically described herein ("Initiative"). In such event, Bank shall submit its response ("Response") in respect of each Initiative proposed by the Trust or GCCM within thirty (30) business days after Bank's receipt of the Trust's or GCCM's proposed Initiative, or, if the scope of the Initiative is such that thirty (30) business days would be insufficient, within a reasonable period of time. Each such response shall be in writing and shall contain (i) Bank's response to the Trust's or GCCM's description and specifications for the Initiative, (ii) fees to be charged for the Initiative; and (iii) timeframe for completion of the Initiative. In the event the Trust and GCCM desire to contract with Bank for the Initiative in accordance with the Response, or the parties otherwise reach agreement on the terms and conditions of any Initiative, this Agreement shall be appropriately amended to incorporate the Initiative and the obligations of Bank with respect to the Initiative shall be governed by all the terms and conditions of this Agreement as if it were a service described herein, to the extent that such terms are not inconsistent with those agreed to by the parties with respect to such Initiative, which agreed terms and conditions, in the event of a conflict with this Agreement, shall be controlling.

   14. Duties of the Bank.

   14.1 Performance of Duties and Standard of Care. In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Trust, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. The Bank shall notify the Trust and GCCM of any such action taken or thing done or omitted to be done in accordance with this Agreement in conformity with the advice of independent counsel.

   The Bank will be under no duty or obligation to inquire into and will not be liable for:

       (a) the validity of the issue of any Portfolio Securities purchased by or for the Trust, the legality of the purchases thereof or the propriety of the price incurred therefor;

       (b) the legality of any sale of any Portfolio Securities by or for the Trust or the propriety of the amount for which the same are sold;

       (c) the legality of an issue or sale of any common shares of the Trust or the sufficiency of the amount to be received therefor;

       (d) the legality of the repurchase of any common shares of the Trust or the propriety of the amount to be paid therefor;

       (e) the legality of the declaration of any dividend by the Trust or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

       (f) any property or moneys of the Trust unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

   Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Trust are such as may properly be

                                                                  November 2006
held by the Trust under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

   14.2 Agents and Subcustodians with Respect to Property of the Trust Held in the United States. The Bank may employ agents of its own selection in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder. Without limiting the foregoing, certain duties of the Bank hereunder may be performed by one or more affiliates of the Bank.

   Upon receipt of Proper Instructions, the Bank may employ subcustodians selected by or at the direction of the Trust, provided that any such subcustodian meets at least the minimum qualifications required by
Section 17(f)(1) of the 1940 Act to act as a custodian of the Trust's assets with respect to property of the Trust held in the United States. The Bank shall have no liability to the Trust or any other person by reason of any act or omission of any such subcustodian and the Trust shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any subcustodian. Upon request of the Bank, the Trust shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Trust or GCCM shall pay all fees and expenses of any subcustodian.

   14.3 Duties of the Bank with Respect to Property of the Trust Held Outside of the United States.

       (a) Appointment of Foreign Custody Manager. The Trust hereby appoints the Bank as Foreign Custody Manager (as that term is defined in Rule 17f-5 under the 1940 Act). The Bank's duties and obligations with respect to the Trust's Portfolio Securities and other assets maintained outside the United States shall be, to the extent not set forth herein, as set forth in the attached Appendix C (the "Delegation Services"). In the event of any conflict of terms related to the services performed under this section 14.3, Appendix C shall control. The Trust represents that the Board has determined that it is reasonable to rely on Bank to perform the responsibilities described in this Agreement and the Appendix C.

       (b) Segregation of Securities. The Bank shall identify on its books as belonging to the Trust the Foreign Portfolio Securities held by each foreign sub-custodian (each an "Eligible Foreign Custodian") selected by the Bank in its capacity as Foreign Custody Manager.

       (c) Access of Independent Accountants of the Trust. Upon request of the Trust, the Bank in its capacity as Foreign Custody Manager will use its best efforts to arrange for the independent accountants of the Trust to be afforded access to the books and records of any foreign banking institution employed as an Eligible Foreign Custodian insofar as such books and records relate to the performance of such foreign banking institution with regard to the Trust's Portfolio Securities and other assets.

       (d) Reports by Bank. The Bank, in its capacity as the Trust's Foreign Custody Manager, will supply to the Trust the reports required under the Delegation Services outlined in Appendix C.

       (e) Transactions in Foreign Custody Account. Transactions with respect to the assets of the Trust held by an Eligible Foreign Custodian shall be effected in accordance with the applicable agreement between the Bank as Foreign Custody Manager and such Eligible Foreign Custodian. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Eligible Foreign Custodian, the Trust agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

                                                                  November 2006

   Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of the Trust and delivery of Foreign Portfolio Securities maintained for the account of the Trust may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. Cash held at an Eligible Foreign Custodian will generally be held in a deposit account at such Eligible Foreign Custodian. The parties agree that the Bank may deduct a cash management fee up to the amount of interest earned on any such cash deposits with such Eligible Foreign Custodian.

   In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Trust or its designee as authorized by an Officers' Certificate such information in connection therewith as is made available to the Bank by the Eligible Foreign Custodian, and shall promptly forward to the applicable Eligible Foreign Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Trust or its designee as authorized by an Officers' Certificate pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Trust is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Trust or by the applicable Eligible Foreign Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

       (f) Tax Law. It shall be the responsibility of the Trust to notify the Bank of the obligations imposed on the Trust or the Bank as the custodian of the Trust by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Eligible Foreign Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Trust has provided such information.

   14.4 Taxes; Tax Services. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust or the Bank as custodian of the Trust by the tax laws of any jurisdiction. Neither the Bank nor any of the Bank's employees, officers or directors are acting as the Trust's tax experts. In the event the Bank provides any tax related services to the Trust, such services are merely to provide calculations and information to be reviewed and approved by the Trust and its agent's, including the Trust's tax experts, and to implement the Trust's tax policy decisions. As a result, the Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust or the Bank as custodian of the Trust by the tax laws of any jurisdiction (including any interest or penalties thereon), including but not limited to any loss or liability resulting from the Trust failing to (i) provide the Bank with any relevant information regarding the Trust's tax status, (ii) respond to requests for information or documentation regarding tax rates, eligibility for at-source tax relief, reclaims or other similar notifications or (iii) the Bank's calculation or review of, or the implementation of the Trust's tax policy decisions.

                                                                  November 2006

   14.5 Insurance. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Trust held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Trust.

   14.6 Advances by the Bank. The Bank may, in its sole discretion, advance funds on behalf of the Trust to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Trust. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of a Portfolio's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness a loan made by the Bank to the Trust payable on demand. Such overdraft shall bear interest at the current rate charged by the Bank for such loans unless the Trust shall provide the Bank with agreed upon compensating balances. The Trust agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness and to the extent required by law, in and to any property at any time held by it for the Trust's benefit or in which the Trust has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Trust authorizes the Bank, in the Bank's sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon, against any balance of account standing to the credit of the Trust on the Bank's books.

   14.7. Fees and Expenses of the Bank. For the services rendered by the Bank hereunder, GCCM will pay to the Bank such fees at such rate as shall be agreed upon in writing by the parties from time to time. Each Portfolio will also pay or reimburse the Bank from time to time for any transfer taxes payable upon any transfers made hereunder and any duties listed on any Schedule to this Agreement, if any. GCCM will pay or reimburse the Bank for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement. The Trust or GCCM will pay or reimburse the Bank any indemnities for any loss, liabilities or expense to the Bank as provided herein. The Bank will also be entitled to reimbursement by GCCM for all reasonable expenses incurred in conjunction with termination of this Agreement and any conversion or transfer work done in connection therewith, as mutually agreed by the Bank and GCCM.

   Fees and expenses will be calculated monthly. GCCM will have thirty
(30) days after the receipt of an invoice to dispute any charge that appears on such invoice. After such thirty (30) day period, the invoice will be deemed to be complete and accurate and may no longer be disputed.

   15. Limitation of Liability.

   15.1 The Bank shall be held to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, and shall be responsible for its negligence, willful misfeasance, bad faith and reckless disregard of its duties hereunder, provided that the Bank shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction. The Trust agrees to indemnify the Bank or any of its officers, directors employees or agents (collectively, the "Indemnified Parties") from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Bank or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Bank or any Indemnified Party or the reckless disregard by the Bank of its duties hereunder. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable for, and the Bank and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

                                                                  November 2006

       (a) Any act or omission by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement, any Officer's Certificate, Proper Instructions, resolution of the Board, telegram, telecopier, notice, request, certificate or other instrument reasonably believed by the Bank to genuine;

       (b) Any act or omission of any subcustodian selected by or at the direction of the Trust;

       (c) Any act or omission of any Foreign Custody Manager other than the Bank or any act or omission of any Eligible Foreign Custodian if the Bank is not the Foreign Custody Manager;

       (d) Any Corporate Action, distribution or other event related to Portfolio Securities which, at the direction of the Trust, have not been registered in the name of the Bank or its nominee;

       (e) Any Corporate Action requiring a Response for which the Bank has not received Proper Instructions or obtained actual possession of all necessary Securities, consents or other materials by 5:00 p.m. EST on the date specified as the Response Deadline;

       (f) Any act or omission of any European Branch of a U.S. banking institution that is the issuer of Eurodollar CDs in connection with any Eurodollar CDs held by such European Branch;

       (g) Information relied on in good faith by the Bank and supplied by any Authorized Person in connection with the calculation of (i) the net asset value and public offering price of the shares of capital stock of a Portfolio or
(ii) the Yield Calculation;

       (h) Any information which the Bank provides or does not provide related to Country Risk in the Delegation Services attached as Appendix C; or

       (i) Any acts of God, strikes, legal constraint, government actions, emergency conditions, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of electrical power or other utilities, transportation of computers (hardware or software) and computer facilities, the unavailability of energy sources, equipment or transmission failure, and other similar happenings, damage, causes or events reasonably beyond the Bank's control.

   15.2 Notwithstanding anything to the contrary in this Agreement, in no event shall any party to this Agreement be liable to any other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder other than fees to be paid under this Agreement.

   15.3 The indemnification contained herein shall survive the termination of this Agreement.

   16. Termination.

   16.1 The term of this Agreement shall be three (3) years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three (3) year terms (each a "Renewal Term") unless written notice of non-renewal is delivered by the non-renewing party to the

                                                                  November 2006
other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

   16.2 If at any time a majority of the "non-interested trustees" of the Board of Trustees of the Trust (as defined in the 1940 Act) reasonably determines that the performance of the Bank under this Agreement has been unsatisfactory, written notice of such determination setting forth the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within 90 days thereafter, cure the identified deficiencies to the satisfaction of the Board of Trustees of the Trust, the Trust, with the authorization of the Board, may terminate this Agreement. Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement by written notice of such violation from the non-violating party, provided that the violating party does not cure such violation within ninety (90) days of receipt of written notice of such violation, and further provided that such notice of violation may only be given within ninety (90) days of the date on which the non-violating party knew or should have known of such violation.

   16.3 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Trust. The obligation of the Bank to deliver and transfer over the assets of the Trust held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Trust does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection 16.3, deliver the Portfolio Securities and cash of the Trust held by the Bank to a bank or trust company of the Bank's own selection which meets the requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Trust under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Trust with the same effect as though selected by the Board. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

   16.4 Prior to the expiration of ninety (90) days after notice of termination has been given, the Trust may furnish the Bank with an order of the Trust advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Trust the question of whether the Trust will be liquidated or will function without a custodian for the assets of the Trust held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Trust held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Trust's Secretary and an opinion of counsel to the Trust in form and content satisfactory to the Bank. Thereafter, the Bank shall be released from any and all obligations under this Agreement.

   16.5 GCCM shall reimburse the Bank for any reasonable expenses, as mutually agreed by the Bank and GCCM, incurred by the Bank in connection with the termination of this Agreement, unless such termination is sought by the Trust as a result of a violation of this Agreement committed by the Bank, in accordance with paragraph 16.2 above.

   16.6 At any time after the termination of this Agreement, the Trust may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as custodian.

                                                                  November 2006

   17. Confidentiality. The Trust, GCCM and the Bank hereto agree than any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

   18. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and delivered via (i) United States Postal Service registered mail, (ii) telecopier with written confirmation, (iii) hand delivery with signature to such party at its office at the address set forth below, namely:

       (a) In the case of notices sent to the Trust to:

             Green Century Funds
             114 State Street, Suite 200
             Boston, MA 02114
             Attention: Kristina Curtis, President

       (b) In the case of notices sent to GCCM to:

             Green Century Capital Management, Inc.
             114 State Street, Suite 200
             Boston, MA 02114
             Attention: Kristina Curtis, Treasurer

       (b) In the case of notices sent to the Bank to:

             Investors Bank & Trust Company
             200 Clarendon Street, P.O. Box 9130
             Boston, Massachusetts 02117-9130
             Attention: Andrew Stewart, Director - Client Management With a copy to: John E. Henry, General Counsel or at such other place as such party may from time to time designate in writing.

   19. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by all parties.

   20. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Trust or GCCM without the written consent of the Bank or by the Bank without the written consent of the Trust and GCCM, authorized and approved by Board of the Trust and by the Board of Directors of GCCM; and provided further that termination proceedings pursuant to Section 16 hereof will not be deemed to be an assignment within the meaning of this provision.

   21. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

                                                                  November 2006

   22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

   23. Entire Agreement. This Agreement, together with its Appendices, constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

   24. Limitation of Liability. The Bank agrees that the obligations assumed by the Trust hereunder shall be limited in all cases to the assets of the Trust and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Trust.

   25. Several Obligations of the Portfolios. This Agreement is an agreement entered into between the Bank and the Trust with respect to each Portfolio. With respect to any obligation of the Trust on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Trust by separate written instrument with respect to each Portfolio.

   26. Non-exclusive Services. The Trust understands that the Bank now acts and will continue to act as custodian of various investment companies and fiduciary of other managed accounts, and the Trust has no objection to the Bank's so acting. In addition, it is understood that the persons employed by the Bank to assist in the performance of its duties hereunder may not devote their full time to such services and nothing herein contained shall be deemed to limit or restrict the right of the Bank or any affiliate of the Bank to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

   27. Advice of Counsel. Each of the parties has had the opportunity to be represented or assisted by counsel in the negotiation and preparation of this Agreement. The parties agree that this Agreement is to be constructed as jointly drafted. Accordingly, this Agreement will be construed according to the fair meaning of its language, and the rule of construction that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement.

   28. Anti-Money Laundering.

       (a) The Trust represents and warrants that to the best of its knowledge it is in compliance and will endeavor to continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act ("BSA") and applicable guidance issued by the Securities and Exchange Commission ("SEC") and the guidance and rules of the National Association of Securities Dealers, Inc. (the "NASD").

       (b) The Trust represents and warrants that it has in place anti-money laundering policies and procedures which include a customer identification program that complies with the law in jurisdictions in which shares are distributed, including applicable provisions of the BSA, the USA Patriot Act of 2001 and programs administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

       (c) The Trust agrees to take all reasonable steps to determine (i) the true identity of its customers; (ii) the source of its customers' funds; and
(iii) that its customers are not involved in

                                                                  November 2006
money laundering or terrorist financing activities, in each case to the extent required by applicable law. The Trust further agrees to comply with any other "know your customer" requirements under applicable law; and to monitor its customers' transactions in order to detect attempted or actual money laundering in accordance with applicable laws. The Trust further agrees to notify the Bank of any suspicious activity relating to transactions involving fund shares.

       (d) Upon the Bank's reasonable request, Trust agrees to promptly provide Bank with documentation relating to the Trust's anti-money laundering policies, procedures and process.

                 [Remainder of Page Intentionally Left Blank]

                                                                  November 2006

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                           Green Century Funds

                                           By:    /s/ Kristina Curtis
                                                  -----------------------------
                                           Name:  Kristina Curtis
                                           Title: President

                                           Green Century Capital Management,
                                           Inc.

                                           By:    /s/ Wendy Wendlandt
                                                  -----------------------------
                                           Name:  Wendy Wendlandt
                                           Title: President

                                           Investors Bank & Trust Company

                                           By:    /s/ Stephen DeSalvo
                                                  -----------------------------
                                           Name:  Stephen DeSalvo
                                           Title: Managing Director

Anti-Money Laundering Disclosure. Important information about opening new accounts with the Bank: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer who opens an account. As a result, the Bank may ask for additional information related to the Trust in order to verify the Trust's identity as a customer. In addition to requesting a customer's name, address, date of birth (if applicable), and tax identification number or other documentation for foreign entities, the Bank may also ask for other identifying documents such as trust or partnership agreements or the driver's license and/or passports for individuals and/or individuals responsible for the entity.

                                                                  November 2006

                                  Appendices

     Appendix A........................................ Portfolios

     Appendix B........................................ Additional Services

     Appendix C........................................ Delegation Services

     Appendix D........................................ Fees

                                                                  November 2006

                                  APPENDIX A
                                  Portfolios

Green Century Balanced Fund

Green Century Equity Fund

                                                                  November 2006

                                  APPENDIX C

                              DELEGATION SERVICES

1. Definitions

   Unless otherwise defined in the Agreement, capitalized terms in this Appendix shall have the following meanings:

    a. Country Risk

       Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country or the eligibility of such Securities Depositories under applicable rules); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

    b. Eligible Foreign Custodian

       Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)).

    c. Foreign Assets

       Foreign Assets has the meaning set forth in Rule 17f-5(a)(2)

    d. Foreign Custody Manager

       Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3).

    e. Monitor

       Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision, determination or analysis previously made.

    f. Securities Depository

       Securities Depository has the meaning set forth in Rule 17f-4(a).

2. Jurisdictions and Depositories Covered

    a. Jurisdictions and Depositories

       The authority delegated by this Agreement in connection with Rule 17f-5 shall apply with respect to Foreign Assets held in all jurisdictions within the Bank's global custody network at any time as provided to the Trust in our directors or a similar report or otherwise listed on Eyes to the World, a service available through the Bank's Web Site at www.ibtco.com or a similar service, which may be

                                                                  November 2006
updated from time to time. Upon the addition of a new jurisdiction to the Bank's global custody network, such new jurisdiction will automatically be deemed to be covered by this Agreement.

       Bank's responsibilities under this Agreement in connection with Rule 17f-7 shall apply only with respect to these Securities Depositories listed on Eyes to the World or a similar service. Upon the creation of a new Securities Depository in any of the applicable jurisdictions, such Securities Depository will automatically be deemed to be approved and will be covered by the terms of this Agreement unless the Bank is notified in writing otherwise.

    b. Withdrawal of Approved Jurisdictions

       The Trust may withdraw its delegation to Bank with respect to any jurisdiction or (ii) retention of Bank with respect to any Securities Depository upon written notice to Bank. Ten days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the party other than the party giving notice, Bank shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

3. Delegation of Authority to Act as Foreign Custody Manager

    a. Selection of Eligible Foreign Custodians

       Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Bank is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Bank in each jurisdiction to which this Agreement applies, except that Bank does not accept such authorization and direction with regard to Securities Depositories.

    b. Contracts With Eligible Foreign Custodians

       Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Bank is authorized to enter into, on behalf of Trust, such written contracts governing Trust's foreign custody arrangements with such Eligible Foreign Custodians as Bank deems appropriate.

4. Monitoring of Eligible Foreign Custodians and Contracts

   In each case in which Bank has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Bank is authorized to, and shall, on behalf of the Trust, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which Bank has exercised the authority delegated under this Agreement to enter into a written contract governing the Trust's foreign custody arrangements, Bank is authorized to, and shall, on behalf of the Trust, establish a system to Monitor the appropriateness of such contract.

5. Securities Depositories

   a. In accordance with the requirements of Rule 17f-7, Bank shall, upon execution of this Agreement, provide the Trust or its investment adviser with an analysis of the custody risks associated with maintaining assets with each Securities Depository.

                                                                  November 2006

   b. In accordance with the requirements of Rule 17f-7, Bank shall Monitor the custody risks associated with maintaining assets with each Securities Depository hereto on a continuing basis, and shall promptly notify the Trust or its investment adviser of any adverse material change in such risks.

6. Guidelines and Procedures for the Exercise of Delegated Authority

    a. Board's Conclusive Determination Regarding Country Risk

       In exercising its delegated authority under this Agreement, Bank may assume, for all purposes, that the Trust's Board (or the Trust's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to the Trust and the Trust's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Bank may also assume that Board (or the Trust's investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

       Except as specifically described herein, nothing in this Agreement shall require Bank to make any selection or to engage in any Monitoring on behalf of the Trust that would entail consideration of Country Risk.

    b. Selection of Eligible Foreign Custodians

       In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Bank shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation;

       i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

       ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

       iii. The Eligible Foreign Custodian's general reputation and standing;

       iv. Whether the Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

       v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Schedule 1 to this Agreement; and

                                                                  November 2006

    c. Evaluation of Written Contracts

       In exercising the authority delegated under this Agreement to enter into written contracts governing the Trust's foreign custody arrangements with an Eligible Foreign Custodian, Bank shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Bank shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

    d. Monitoring of Eligible Foreign Custodians

       In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing the Trust's foreign custody arrangements, Bank shall consider any factors and criteria set forth in Schedule 2 to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Bank determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Trust shall bear any expense related to such relocation of Foreign Assets.

7. Standard of Care

   a. In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Bank agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

   b. In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Bank agrees to exercise reasonable care, prudence and diligence.

8. Reporting Requirements

   Bank agrees to provide written reports notifying the Trust of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in the Trust's arrangements with such Eligible Foreign Custodians. Such reports shall be provided to the Trust quarterly for consideration at the next regularly scheduled meeting of the Trust's Board or earlier if deemed necessary or advisable by the Bank in its sole discretion.

9. Provision of Information Regarding Country Risk

   With respect to the jurisdictions covered hereby pursuant to paragraph 2, Bank agrees to provide the Trust and the Trust's investment adviser with access to Eyes to the World/TM/, a service available through the Bank's Web Site at www.ibtco.com or a similar service, containing information relating to Country Risk, if available, as is specified in Schedule 3 to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Bank deems necessary.

10.Termination of Services

   The services outlined in this Appendix may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become

                                                                  November 2006
effective 30 days after receipt by the non-terminating party of such notice. Following termination of these services, all other terms and conditions of this Agreement shall remain in full force and effect.

                                                                  November 2006

List of Schedules

Schedule 1 - Additional Factors and Criteria To Be Applied in the Selection of
             Eligible Foreign Custodians That Are Banking Institutions or Trust Companies
Schedule 2 - Factors and Criteria To Be Applied in Establishing Systems For
             the Monitoring of Foreign Custody Arrangements and Contracts
Schedule 3 - Information Regarding Country Risk

                                                                  November 2006

                                  SCHEDULE 1

                 Additional Factors and Criteria To Be Applied
                in the Selection of Eligible Foreign Custodians
               That Are Banking Institutions or Trust Companies

   In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Bank shall consider the following factors, if such information is available (check all that apply):

[X] None

[ ] Other (list below):

                                                                  November 2006

                                  SCHEDULE 2

                      Factors and Criteria To Be Applied
                 in Establishing Systems For the Monitoring of
                  Foreign Custody Arrangements and Contracts

     In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Bank shall consider the following factors, if such information is available:

     1.  Operating performance

     2.  Established practices and procedures

     3.  Relationship with market regulators

     4.  Contingency planning

                                                                  November 2006

                                  SCHEDULE 3

                      Information Regarding Country Risk

   To aid the Trust in its determinations regarding Country Risk, Bank will furnish Board annually with respect to the jurisdictions specified in paragraph 2, the following information:

1.   Copy of Addenda or Side Letters to Subcustodian Agreements

2.   Legal Opinion, if available, with regard to:

     a)  Access to books and records by the Trust's accountants

     b)  Ability to recover assets in the event of bankruptcy of a custodian

     c)  Ability to recover assets in the event of a loss

     d)  Likelihood of expropriation or nationalization, if available

     e)  Ability to repatriate or convert cash or cash equivalents

3.   Audit Report

4.   Copy of Balance Sheet from Annual Report

5.   Country Profile Matrix containing market practice for:

     a)  Delivery versus payment

     b)  Settlement method

     c)  Currency restrictions

     d)  Buy-in practice

     e)  Foreign ownership limits

     f)  Unique market arrangements

                                                                  November 2006

                                  APPENDIX D

                              Green Century Funds

                                 Fee Schedule
                          Effective November 28, 2006

The following basis point fee will apply to each Fund listed on Appendix A hereto, for which The Bank performs Fund Accounting & Custody:

           DOMESTIC CUSTODY, FUND ACCOUNTING & CALCULATION OF N.A.V.

A. Domestic Custody, Fund Accounting & Calculation of N.A.V.

    . The following basis point fee is based on all domestic assets for which we are custodian and fund accountant. This amount does not include transactions. See Standard Transaction Costs (B). These amounts will be calculated monthly as of the last calendar day of the month.

                                                      Annual Fee
                                                   ----------------
First $150mm in assets                             7.0 Basis Points
Assets in excess of $150 mm                        4.0 Basis Points

There will be a monthly minimum of $3,166.67 per Fund for the Green Century
Funds.

B. Transaction Costs

    .  DTC/Fed Book Entry         $12
    .  Physical Securities         35
    .  Options and Futures         18
    .  GNMA Securities             40
    .  Principal Paydown            5
    .  Outgoing Wires              10
    .  Incoming Wires               8

                                                                  November 2006

                        OUT-OF-POCKET, BALANCE CREDITS

A. Out-of-Pocket and Other Expenses

    .  These charges consist of:

         -Pricing & Verification Services  -  Micro Rental
         -Printing, Delivery & Postage     -  Forms & Supplies
         -Telephone                        -  Support Equipment Rental
         -Legal Costs                      -  3rd Party Review
         -Proxy Tabulation                 -  Ad Hoc Reporting
         -Checkbooks                       -  800 Number Fees

B. Domestic Balance Credit

    . We allow balance credit against fees (excluding out-of-pocket charges) for domestic fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

* This fee schedule is confidential information of the parties and shall not be disclosed to any third party without prior written consent of both parties.

Green Century Funds                     Green Century Capital Management, Inc.

By: /s/ Kristina Curtis                     /s/ Wendy Wendlandt
    -------------------------------     By: -------------------------------
    Kristina Curtis                         Wendy Wendlandt
    President                               President

Investors Bank & Trust Company

By: /s/ Stephen DeSalvo
    -------------------------------
    Stephen DeSalvo
    Managing Director

                                                                  November 2006